                        Daimler-Benz Vehicle Trust 1996-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.



Collection Period: January 1998
Distribution Date: 2/20/98


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                Per $1,000 of Original
                                                                                                    Class A/Class B
                                                                                                  Certificate Amount
                                                                                                ----------------------
   (i) Principal Distribution
           Class A Amount                                                    $  22,573,668.54        $ 28.387834
           Class B Amount                                                    $   2,009,034.67        $ 29.658093

  (ii) Interest Distribution
           Class A Amount                                                    $   1,950,678.32        $  2.453103
           Class B Amount                                                    $     166,172.81        $  2.453103

 (iii) Monthly Servicing Fee                                                 $     361,854.89        $  0.419334
                                                                             ----------------
           Monthly Supplemental Servicing Fee                                $           0.00        $  0.000000
           Class A Percentage of the Servicing Fee                           $     333,449.28        $  0.419334
           Class A Percentage of the Supplemental Servicing Fee              $           0.00        $  0.000000
           Class B Percentage of the Servicing Fee                           $      28,405.61        $  0.419334
           Class B Percentage of the Supplemental Servicing Fee              $           0.00

  (iv) Class A Principal Balance (end of Collection Period)                  $ 377,565,474.19
       Class A Pool Factor (end of Collection Period)                               47.481276%
       Class B Principal Balance (end of Collection Period)                  $  32,163,743.60
       Class B Pool Factor (end of Collection Period)                               47.481276%

   (v) Pool Balance (end of Collection Period)                               $ 409,729,217.79

  (vi) Class A Interest Carryover Shortfall                                  $           0.00
       Class A Principal Carryover Shortfall                                 $           0.00
       Class B Interest Carryover Shortfall                                  $           0.00
       Class B Principal Carryover Shortfall                                 $           0.00

 (vii) Amount Otherwise Distributable to the Seller that is
       Distributed to Either the Class A or Class B Certificateholders       $           0.00        $  0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                    $  25,011,421.83
           Class B Amount                                                    $           0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                                $           0.00